UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2007

UNITED RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19774	51-0303670
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

365 West Passaic Street
Rochelle Park, NJ 07662	07662
(Address of Principal Executive Offices)	(Zip Code)

(201) 845-0880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 3.01.       Notice of Delisting.

At midnight, New York City time, at the end of Saturday, November 3, 2007, pursuant to the Agreement and Plan of Merger, dated as of September 10, 2007 (the “Merger Agreement”), by and among United Retail Group, Inc. (the “Company”), Redcats USA, Inc. (“Redcats”) and Boulevard Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Redcats (the “Merger”). The Merger was effected on an expedited basis pursuant to the short-form merger procedure available under Delaware law, following Merger Sub’s acquisition of greater than 90% of the outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”).

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Market (“NASDAQ”). Accordingly, on November 2, 2007, at the Company’s request and in anticipation of the Merger occurring on November 3, 2007, NASDAQ filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended (the “ Exchange Act”), on Form 25, thereby effecting the delisting of the Shares. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 1, 2007, Merger Sub purchased from the Company 5,820,860 Shares at $13.70 per Share, pursuant to its option to purchase additional Shares on the terms and conditions set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2007

UNITED RETAIL GROUP, INC.

By:	/s/GEORGE R. REMETA
Name: George R. Remeta
Title: Chief Administrative Officer